Exhibit 99.1

Diamond Eagle Announces Effectiveness of Registration Statement for

Proposed Business Combination with DraftKings and SBTech

Special Meeting Scheduled for April 23, 2020

LOS ANGELES, CA, April 15, 2020 – Diamond Eagle Acquisition Corp. (“Diamond Eagle”) (Nasdaq: DEAC, DEACU, DEACW) announced today that the registration statement on Form S-4 (File No. 333-235805) (as amended, the “Registration Statement”), filed by its wholly-owned subsidiary, DEAC NV Merger Corp. (“DEAC Nevada”), relating to the previously announced business combination (the “Business Combination”) with DraftKings Inc. (“DraftKings”) and SBTech (Global) Limited (“SBTech”), has been declared effective by the U.S. Securities and Exchange Commission (“SEC”) and that it has commenced mailing the definitive proxy statement/prospectus relating to the Special Meeting (the “Special Meeting”) of Diamond Eagle’s stockholders to be held on April 23, 2020 in connection with the Business Combination. The proxy statement/prospectus is being mailed to Diamond Eagle’s stockholders of record as of the close of business on March 20, 2020 (the “Record Date”). Notice of the Special Meeting was mailed on March 20, 2020 to stockholders of record as of the Record Date.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, DEAC Nevada filed the Registration Statement with the SEC, which includes a proxy statement/prospectus that is both the proxy statement to be distributed to Diamond Eagle’s stockholders in connection with Diamond Eagle’s solicitation of proxies for the vote by Diamond Eagle’s stockholders with respect to the Business Combination and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of DEAC Nevada to be issued in the Business Combination. The Registration Statement was declared effective by the SEC on April 15, 2020 and the definitive proxy statement/prospectus and other relevant documents have been mailed to Diamond Eagle’s stockholders as of the Record Date. Diamond Eagle’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus included in the Registration Statement as these materials contain important information about the parties to the Business Combination Agreement, Diamond Eagle and the Business Combination.  Stockholders may also obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Diamond Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280.

Participants in the Solicitation

Diamond Eagle and its directors and executive officers may be deemed participants in the solicitation of proxies from Diamond Eagle’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Diamond Eagle is contained in the definitive proxy statement/prospectus included in the Registration Statement, and is available free of charge from the sources indicated above.

Each of DraftKings and SBTech and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Diamond Eagle in connection with the Business Combination.

About DraftKings

DraftKings is a U.S.-based digital sports entertainment and gaming company created to fuel the competitive spirits of sports fans with offerings that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston, and founded in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings’ daily fantasy product is available in 8 countries internationally with 15 distinct sport categories. Launched in 2018, DraftKings Sportsbook offers mobile and retail betting for major national and global sports, and currently operates pursuant to state regulations in Indiana, Iowa, Mississippi, New Hampshire, New Jersey, New York, Pennsylvania and West Virginia. DraftKings is the Official Daily Fantasy Partner of the NFL and PGA Tour as well as an Authorized Gaming Operator of the MLB, NBA and XFL.

About SBTech

SBTech is a global leader in omni-channel sports betting and gaming, with more than 1,200 employees in 10 offices worldwide. Since 2007, the group has developed the industry’s most powerful online sports betting and casino platform, serving licensees in more than 15 regulated territories. SBTech’s clients include many of the world’s premier betting and gaming operators, state lotteries, land-based casinos, horse racing companies, and iGaming start-ups. The group supplies highly flexible betting and gaming solutions to clients looking for exceptional configurability and the quickest route to market, complemented by proven business intelligence and reporting capabilities. The SBTech offering includes its seamless sportsbook, Chameleon360 igaming platform, managed services, on-property sportsbook and omni-channel solutions that provide players with constant access to sports and casino products across all online, mobile and retail channels. Supported by unrivalled expertise in trading and risk management, acquisition and CRM, and the highest standards of regulatory compliance, SBTech’s partners consistently achieve rapid growth, enhanced brand loyalty and record revenues.

About Diamond Eagle Acquisition Corp.

Founded by media executive Jeff Sagansky and founding investor Harry Sloan, Diamond Eagle Acquisition Corp. was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

MEDIA CONTACTS:

Media@draftkings.com

Jeff Pryor/Priority PR for Diamond Eagle

(818) 661-6368

INVESTOR CONTACTS:

Investors@draftkings.com

Eli Baker for Diamond Eagle

(424) 284-3519

elibaker@geacq.com